Exhibit 99.1

Level 3 Reports Third Quarter 2015 Results

Third Quarter 2015 Highlights

•      Grew Core Network Services revenue by 6 percent year-over-year, on a pro forma and constant currency basis

•      Grew Enterprise Core Network Services revenue 8 percent year-over-year, on a pro forma and constant currency basis

•      Adjusted EBITDA was $657 million; excluding $18 million of integration-related expenses, Adjusted EBITDA was $675 million

•      Generated strong Free Cash Flow of $247 million

•      Achieved approximately $170 million of annualized run-rate Adjusted EBITDA synergies since the close of the tw telecom transaction, compared to $115 million as of the end of the second quarter 2015

•      The company made an accounting change to deconsolidate its Venezuelan subsidiary effective September 30, 2015

•      The Company now expects Adjusted EBITDA growth of 15 to 17 percent, compared to its previous expectation of 14 to 17 percent, and continues to expect Free Cash Flow of $600 to $650 million for the full year 2015

BROOMFIELD, Colo., Oct. 28, 2015 — Level 3 Communications, Inc. (NYSE: LVLT) today reported results for the third quarter 2015.

“As we approach the one year mark of the tw telecom acquisition, we are pleased with the progress we have made as a combined company to strengthen Level 3’s competitive position,” said Jeff Storey, president and CEO of Level 3. “The continued transition in technology creates an ongoing opportunity for Level 3. We are continuing to invest in the business to position the company for the future.”

Reported results through the third quarter 2015 include the results from the company’s Venezuelan subsidiary’s operations using the SICAD I exchange rate. Total revenue was $2.062 billion for the third quarter 2015, compared to $2.038 billion on a pro forma basis, for the third quarter 2014, assuming the tw telecom acquisition took place on January 1, 2014.

In the third quarter 2015, the company generated net income of $172 million and basic earnings per share of $0.48, which excludes a non-recurring charge related to the deconsolidation of the company’s Venezuelan subsidiary’s operations. That charge was approximately $171 million or $0.48 per share. Including this charge, net income was $1 million and basic and diluted earnings per share were $0.00 per share. For the third quarter 2014, pro forma net income was $81 million and basic earnings per share was $0.24.

Financial Results

Metric ($ in millions, except per share data)	Third Quarter 2015(1)	Third Quarter 2014 Pro Forma(1)(2)
Core Network Services Revenue(3)	$1,946	$1,894
Wholesale Voice Services and Other Revenue(3)	$116	$144
Total Revenue	$2,062	$2,038
Adjusted EBITDA, including acquisition related expenses(4)(5)	$657	$612
Capital Expenditures	$328	$302
Unlevered Cash Flow(4)	$376	$294
Free Cash Flow(4)	$247	$139
Network Access Margin	65.8%	64.8%
Adjusted EBITDA Margin(4)(5)	31.9%	30.0%
Net Income	$1	$81
Net Income per Common Share- Basic and Diluted	$0.00	$0.24
Weighted Average Shares Outstanding (in thousands)- Basic	355,791	335,165

(1) As reported results include results from the company’s Venezuelan subsidiary’s operations using the SICAD I exchange rate.

(2) References to “pro forma” figures assume the tw telecom acquisition took place on January 1, 2014.

(3) The reported third quarter 2014 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

(4) See schedule of non-GAAP metrics for definitions and reconciliation to GAAP measures.

(5) Includes tw telecom acquisition-related expenses of $18 million for the third quarter 2015 and $8 million for the third quarter 2014.

Revenue

Core Network Services (CNS) Revenue ($ in millions)	Third Quarter 2015(1)	Third Quarter 2014 Pro Forma(1)(2)(3)	Percent Change, Constant Currency
North America	$1,551	$1,471	6%
Wholesale	$421	$428	(1)%
Enterprise	$1,130	$1,043	8%

EMEA	$212	$222	2%
Wholesale	$69	$80	(6)%
Enterprise	$117	$114	8%
UK Government	$26	$28	—

Latin America	$183	$201	9%
Wholesale	$39	$41	10%
Enterprise	$144	$160	9%

Total CNS Revenue	$1,946	$1,894	6%
Wholesale	$529	$549	(1)%
Enterprise	$1,417	$1,345	8%

(1) As reported results include results from the company’s Venezuelan subsidiary’s operations using the SICAD I exchange rate.

(2) References to “pro forma” figures assume the tw telecom acquisition took place on January 1, 2014.

(3) The reported third quarter 2014 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

CNS Revenue

CNS Revenue was $1.946 billion in the third quarter 2015, increasing 6 percent year-over-year on a pro forma and constant currency basis.

Deferred Revenue

The Deferred Revenue balance was $1.215 billion at the end of the third quarter 2015, compared to $1.172 billion at the end of the second quarter 2015.

Network Access Costs

Network Access Costs were $706 million in the third quarter 2015, compared to $717 million on a pro forma basis in the third quarter 2014.

Network Related Expenses

For the third quarter 2015, excluding non-cash compensation and integration-related expenses, Network Related Expenses were $356 million. This compares to $365 million on a pro forma basis for the third quarter 2014.

Selling, General and Administrative Expenses (SG&A)

Excluding non-cash compensation and integration-related expenses, SG&A expenses were $325 million in the third quarter 2015. This compares to $336 million on a pro forma basis for the third quarter 2014.

Non-cash Compensation Expense

Non-cash compensation expense was $34 million for the third quarter 2015. For the third quarter 2014, non-cash compensation expense was $32 million on a pro forma basis.

Adjusted EBITDA

For the third quarter 2015, Adjusted EBITDA was $657 million, including $18 million of integration-related expenses. For the third quarter 2014, Adjusted EBITDA on a pro forma basis was $612 million, which included $8 million of tw telecom acquisition-related expenses.

Cash Flow

Free Cash Flow was $247 million for the third quarter 2015, compared to $139 million on a pro forma basis for the third quarter 2014.

For the third quarter 2015, capital expenditures were $328 million.

As of September 30, 2015, the company had cash and cash equivalents of approximately $691 million.

Venezuela

Effective September 30, 2015, the company deconsolidated its Venezuelan subsidiary and its related operations from its consolidated financial statements and began accounting for its investment in that Venezuelan subsidiary using the cost method of accounting. In future periods, the company’s financial results will not include Venezuela operations.  During the third quarter 2015, the company reported revenue of $25 million and Adjusted EBITDA of $16 million from its Venezuela operations at the SICAD I exchange rate which was devalued from 12.8 to 13.5 Bolivars to the US Dollar effective September 1, 2015.

This change in accounting treatment does not directly affect the company’s Venezuelan operations. The company continues to operate in the region and remains committed to serving Venezuelan customers.

Release of Deferred Tax Valuation Allowance

With the company’s Federal net operating loss carryforward position of $10.3 billion as of December 31, 2014 in the U.S. and continued expectation to generate income before taxes, the company expects to release a significant portion of its valuation allowance against its U.S. deferred tax assets in the fourth quarter 2015. The company expects the release of the valuation allowance to benefit fourth quarter Income Tax expense and Net Income by approximately $3.1 billion to $3.3 billion.

2015 Business Outlook

“We are confident in our full year financial performance, despite the change in the accounting for our Venezuelan operations and continued currency headwinds,” said Sunit Patel, executive vice president and CFO of Level 3. “We now expect 2015 Adjusted EBITDA growth of 15 to 17 percent, compared to our previous outlook of 14 to 17 percent.  We continue to expect to generate $600 to $650 million of Free Cash Flow for the full year 2015. All other outlook measures remain unchanged.”

Conference Call and Web Site Information

Level 3 will hold a conference call to discuss the company’s third quarter 2015 results today at 10 a.m. ET. The call will be broadcast live on Level 3’s Investor Relations website at http://investors.level3.com. Additional information regarding third quarter 2015 results, including the presentation management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International). Questions should be sent to investor.relations@level3.com.

For additional information, please call +1 720-888-2518.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the tw telecom acquisition; manage risks associated with continued uncertainty in the global economy; increase revenue from its services to realize its targets for financial and operating performance; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
D. Nikki Wheeler	Mark Stoutenberg
+1 720-888-0560	+1 720-888-2518
nikki.wheeler@level3.com	mark.stoutenberg@level3.com

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash stock-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Consolidated Statements of Operations, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

Q3 2015 (as reported)

(in millions)

Net Income	$1
Income Tax Expense	16
Total Other Expense	310
Depreciation and Amortization	296
Non-Cash Stock Compensation	34
Adjusted EBITDA	$657

Total Revenue	$2,062
Adjusted EBITDA Margin	31.9%

Venezuela Adjusted EBITDA Metric

Q3 2015 (as reported)

(in millions)

Net Income	$9
Income Tax Expense	—
Total Other Expense	5
Depreciation and Amortization	2
Non-Cash Stock Compensation	—
Venezuela Adjusted EBITDA	$16

Adjusted EBITDA Metric

Q3 2014 (Pro Forma) (1)

(in millions)

Net Income	$81
Income Tax Expense	11
Total Other Expense	208
Depreciation and Amortization	280
Non-Cash Stock Compensation	32
Adjusted EBITDA	$612

Total Revenue	$2,038
Adjusted EBITDA Margin	30.0%

(1) Third quarter of 2014 Pro Forma Adjusted EBITDA reflects a full three months of both Level 3’s and tw telecom’s results.

Adjusted EBITDA Metric

Q3 2014 (as reported)

(in millions)

Net Income	$85
Income Tax Expense	8
Total Other Expense	169
Depreciation and Amortization	187
Non-Cash Stock Compensation	22
Adjusted EBITDA	$471

Total Revenue	$1,629
Adjusted EBITDA Margin	28.9%

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow

Three Months Ended September 30, 2015 (as reported)

	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$575	$575
Capital Expenditures	(328)	(328)
Cash Interest Paid	129	N/A
Interest Income	—	N/A
Total	$376	$247

Unlevered Cash Flow and Free Cash Flow

Three Months Ended September 30, 2014 (Pro Forma) (1)

	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$441	$441
Capital Expenditures	(302)	(302)
Cash Interest Paid	156	N/A
Interest Income	(1)	N/A
Total	$294	$139

(1) Third quarter of 2014 Pro Forma Cash Flows reflects a full three months of both Level 3’s and tw telecom’s results.

Unlevered Cash Flow and Free Cash Flow

Three Months Ended September 30, 2014 (as reported)

	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$321	$321
Capital Expenditures	(204)	(204)
Cash Interest Paid	131	N/A
Interest Income	(1)	N/A
Total	$247	$117

3Q14 Pro Forma Combined Company Results

($ in millions)	Historical Level 3	Historical tw telecom as adjusted *	Intercompany Eliminations	Pro Forma Adjustments (1)	Total
Core Network Services (CNS) Revenue
North America	$1,063	$424	$(14)	$(2)	$1,471
Wholesale	$368	$88	$(14)	$(14)	$428
Enterprise	$695	$336	$—	$12	$1,043

EMEA	$219	$—	$—	$3	$222
Wholesale	$80	$—	$—	$—	$80
Enterprise	$139	$—	$—	$3	$142

Latin America	$200	$—	$—	$1	$201
Wholesale	$42	$—	$—	$(1)	$41
Enterprise	$158	$—	$—	$2	$160

Total CNS Revenue	$1,482	$424	$(14)	$2	$1,894
Wholesale Voice Services and Other	147	—	—	(3)	144
Total Revenue	$1,629	$424	$(14)	$(1)	$2,038

Network Access Costs	$(607)	$(122)	$12	$—	$(717)
Network Related Expenses	(307)	(65)	3	—	(369)
Selling, General and Administrative Expenses	(266)	(106)	—	—	(372)
Add back: Non-Cash Compensation Expenses	22	10	—	—	32
Add back: Non-Cash Impairment	—	—	—	—	—
Adjusted EBITDA Including Acquisition-Related Expenses	$471	$141	$1	$(1)	$612

Transaction Costs	$3	$1	$—	$—	$4
Integration Costs	4	—	—	—	4
Total Acquisition Related Costs	$7	$1	$—	$—	$8

Adjusted EBITDA Excluding Acquisition-Related Expenses	$478	$142	$1	$(1)	$620

Capital Expenditures	$204	$98	$—	$—	$302

Colocation and Datacenter Services	$147	$12	$(1)	$—	$158
Transport and Fiber	511	74	(12)	2	575
IP and Data Services	590	271	(1)	(1)	859
Voice Services (Local and Enterprise)	234	67	—	1	302
Total Core Network Services	$1,482	$424	$(14)	$2	$1,894
Wholesale Voice Services and Other	147	—	—	(3)	144
Total Revenue	$1,629	$424	$(14)	$(1)	$2,038

* Certain reclassifications have been made to the historical presentation of tw telecom’s historical results to conform to the presentation used by Level 3, primarily related to network access costs, network related expenses, depreciation and amortization and selling, general and administrative expenses.

(1) The 2014 quarterly results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

Debt is defined as total gross debt, including capital leases from the Consolidated Balance Sheet.

Net Debt to Pro Forma Last Twelve Months (LTM) Adjusted EBITDA Ratio is defined as debt, reduced by cash and cash equivalents and divided by LTM Adjusted EBITDA Pro Forma to include tw telecom results excluding acquisition-related expenses.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Pro Forma LTM Adjusted EBITDA

($ in millions)

	4Q14 (Pro Forma) (1)	1Q15 (as reported)	2Q15 (as reported)	3Q15 (as reported)	Total: LTM (Pro Forma) (1)

Total Revenue	$2,052	$2,053	$2,061	$2,062	$8,228
Network Access Costs	(732)	(723)	(696)	(706)	(2,857)
Network Related Expenses	(378)	(356)	(363)	(369)	(1,466)
Selling, General and Administrative Expenses	(567)	(370)	(364)	(364)	(1,665)
Add back: Non-Cash Compensation Expenses	93	31	27	34	185
Add back: Non-Cash Impairment	1	—	—	—	1
Add back: Acquisition-Related Expenses	156	5	5	18	184
Adjusted EBITDA Excluding Acquisition-Related Expenses	$625	$640	$670	$675	$2,610

(1) Quarterly 2014 Pro Forma Adjusted EBITDA assumes the acquisition of tw telecom took place on January 1, 2014.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Net Debt to Pro Forma LTM Adjusted EBITDA Ratio as of September 30, 2015

($ in millions)

Debt	$11,030
Cash and Cash Equivalents	(691)
Net Debt	$10,339
Pro Forma LTM Adjusted EBITDA Excluding Acquisition-Related Expenses	$2,610
Net Debt to Pro Forma LTM Adjusted EBITDA Ratio	4.0

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
(dollars in millions, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014

Revenue	$2,062	$2,061	$1,629

Costs and Expenses
Network Access Costs	706	696	607
Network Related Expenses	369	363	307
Depreciation and Amortization	296	288	187
Selling, General and Administrative Expenses	364	364	266
Total Costs and Expenses	1,735	1,711	1,367

Operating Income	327	350	262

Other Income (Expense):
Interest income	—	—	1
Interest expense	(145)	(165)	(159)
Loss on modification and extinguishment of debt	—	(163)	—
Venezuela deconsolidation charge	(171)	—	—
Other, net	6	(17)	(11)
Total Other Expense	(310)	(345)	(169)

Income Before Income Taxes	17	5	93

Income Tax Expense	(16)	(18)	(8)

Net Income (Loss)	$1	$(13)	$85

Basic Earnings per Common Share:
Net Income (Loss) per Share	$—	$(0.04)	$0.36
Weighted-Average Shares Outstanding (in thousands)	355,791	354,471	238,265

Diluted Earnings per Common Share:
Net Income (Loss) per Share	$—	$(0.04)	$0.35
Weighted-Average Shares Outstanding (in thousands)	358,714	354,471	242,464

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	September 30,	December 31,	September 30,
(dollars in millions)	2015	2014	2014

Assets

Current Assets:
Cash and cash equivalents	$691	$580	$729
Restricted cash and securities	7	7	1,020
Receivables, less allowances for doubtful accounts	810	737	678
Other	155	165	173
Total Current Assets	1,663	1,489	2,600

Property, Plant and Equipment, net	9,812	9,860	8,268
Restricted Cash and Securities	44	20	21
Goodwill	7,753	7,689	2,570
Other Intangibles, net	1,182	1,414	154
Other Assets	429	475	370
Total Assets	$20,883	$20,947	$13,983

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$630	$664	$607
Current portion of long-term debt	16	349	502
Accrued payroll and employee benefits	230	273	165
Accrued interest	137	174	184
Current portion of deferred revenue	273	287	244
Other	184	167	151
Total Current Liabilities	1,470	1,914	1,853

Long-Term Debt, less current portion	10,997	10,984	8,856
Deferred Revenue, less current portion	942	921	877
Other Liabilities	694	765	749
Total Liabilities	14,103	14,584	12,335

Stockholders’ Equity	6,780	6,363	1,648
Total Liabilities and Stockholders’ Equity	$20,883	$20,947	$13,983

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(dollars in millions)	2015	2015	2014

Cash Flows from Operating Activities:
Net income (loss)	$1	$(13)	$85
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	296	288	187
Non-cash compensation expense attributable to stock awards	34	27	22
Loss on modification and extinguishment of debt	—	163	—
Venezuela deconsolidation charge	171	—	—
Accretion of debt discount and amortization of debt issuance costs	5	6	10
Accrued interest on long-term debt	12	(62)	18
Non-cash tax adjustments	—	—	(5)
Deferred income taxes	15	—	(12)
Gain (loss) on sale of property, plant and equipment and other assets	—	2	(2)
Other, net	2	9	(19)
Changes in working capital items:
Receivables	(98)	(9)	24
Other current assets	15	(17)	(1)
Payables	21	2	(17)
Deferred revenue	63	(12)	(7)
Other current liabilities	38	35	38
Net Cash Provided by Operating Activities	575	419	321

Cash Flows from Investing Activities:
Capital expenditures	(328)	(317)	(204)
Cash related to deconsolidated Venezuela operations	(83)	—	—
Change in restricted cash and securities, net	—	(25)	(12)
Proceeds from sale of property, plant and equipment and other assets	1	1	2
Other	(14)	—	(1)
Net Cash Used in Investing Activities	(424)	(341)	(215)

Cash Flows from Financing Activities:
Long-term debt borrowings, net of issuance costs	(1)	3,456	(1)
Payments on and repurchases of long-term debt and capital leases	(4)	(4,096)	(2)
Net Cash Used in Financing Activities	(5)	(640)	(3)

Effect of Exchange Rates on Cash and Cash Equivalents	(4)	(3)	(11)

Net Change in Cash and Cash Equivalents	142	(565)	92

Cash and Cash Equivalents at Beginning of Period	549	1,114	637

Cash and Cash Equivalents at End of Period	$691	$549	$729

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$129	$219	$131